Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the Howard Weil 39th Annual Energy Conference

NEW ORLEANS, March 22, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, Jeffrey M. Platt, Chief Operations Officer and Quinn P. Fanning, Executive Vice President and Chief Financial Officer, will present at the Howard Weil 39th Annual Energy Conference in New Orleans, Louisiana on Monday, March 28, 2011, at approximately 1:15 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater Inc. owns 382 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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